                                                              EXHIBIT (a)(1)(C)

                         Notice of Guaranteed Delivery
                                      for
                       Tender of Shares of Common Stock
         (Including the Associated Rights to Purchase Preferred Stock)
                                      of
                               PremiumWear, Inc.
                                      to
                               Penguin Sub, Inc.
                         a wholly owned subsidiary of
                      New England Business Service, Inc.
                   (Not to be used for signature guarantees)

   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
        TIME, ON FRIDAY, JULY 7, 2000, UNLESS THE OFFER IS EXTENDED.


  This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach EquiServe Trust Company, N.A. (the "Depositary") on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This form may be delivered by hand, transmitted by facsimile transmission or mailed (to the Depositary). See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                         EquiServe Trust Company, N.A.

  By First Class Mail:       By Overnight Courier,            By Hand:
                             Certified or Express
    BankBoston, N.A.            Mail Delivery:          Securities Transfer &
 Attn: Corporate Actions                               Reporting Services, Inc.
      P.O. Box 8029            BankBoston, N.A.
  Boston, MA 02266-8029     Attn: Corporate Actions  c/o Boston EquiServe LP
                               150 Royall Street       100 William Street,
                               Canton, MA 02021             Galleria
                                                       New York, NY 10038

    Guarantee of Delivery Facsimile        For Confirmation by Telephone:
       Transmission for Eligible                   (800) 736-3001
             Institutions:
          (781) 575-2233/2232

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

  THIS NOTICE OF GUARANTEED DELIVERY TO THE DEPOSITARY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEES MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

             THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

  The undersigned hereby tenders to Penguin Sub, Inc., a Delaware corporation and a wholly owned subsidiary of New England Business Service, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated June 9, 2000 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.01 per share (the "Shares"), of PremiumWear, Inc., a Delaware corporation (the "Company"), set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

 Number of Shares Tendered: ________       SIGN HERE
 Certificate No(s) (if available):         Name(s) of Record Holder(s)


 ___________________________________       ___________________________________


 ___________________________________       ___________________________________
                                                     (Please Print)


 [_]Check if securities will be
    tendered by book-entry transfer        Address(es):


 Name of Eligible Institution:             ___________________________________


 ___________________________________       ___________________________________
                                                                    (Zip Code)


 Account: No.: _____________________
                                           Area Code and Telephone No(s):


 Dated: _____________________ , 2000
                                           ___________________________________

                                           Signature(s)

                                           ___________________________________

                                           ___________________________________

                                   GUARANTEE
                   (Not to be used for signature guarantee)

  The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three Nasdaq National Market trading days after the date hereof.

 Name of Firm: _____________________       ___________________________________
                                                 (Authorized Signature)


 Address: __________________________
                                           Title: ____________________________


 ___________________________________
                            Zip Code       Name: _____________________________


 Area Code and Tel. No. ____________       ___________________________________
                                                 (Please type or print)

                                           Dated: ______________________, 2000

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR
       SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.